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                                 THIRD AMENDMENT
                                       TO
                AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY

     THIS THIRD AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (the "Third Amendment") is entered into this 31st day of March, 1997 between NORTHGLENN PARTNERS, L.P., a California limited partnership ("Seller") and EAGLE HARDWARE & GARDEN, INC., a Washington corporation ("Buyer").

                                    RECITALS:

     A. On September 6, 1996, Seller and Buyer entered into that certain Agreement for Purchase and Sale of Real Property (the "Agreement"), with respect to certain real property located in the City of Northglenn, County of Adams, Colorado, consisting of approximately 9.2 acres (the "Property").

     B. On November 13, 1996, the parties executed that certain First Amendment to Agreement for Purchase and Sale of Real Property (the "First Amendment") pursuant to which the parties extended certain timeframes in the Agreement, on the terms and conditions set forth therein.

     C. On December 17, 1996, the parties executed that certain Second Amendment to Agreement for Purchase and Sale of Real Property (the "Second Amendment") pursuant to which the parties further extended certain timeframes in the Agreement, on the terms and conditions set forth therein.

     D. By Letter Agreement dated February 27, 1997, a copy of which is attached hereto as Exhibit A, the Seller and Buyer extended the Contingency Period, as defined in paragraph 4(A) of the Agreement, until April 3, 1997.

     NOW, THEREFORE, in consideration of the covenants and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Agreement as follows:

     1. EXTENSION OF DATES FOR PERFORMANCE. The parties desire to extend certain other dates for performance in the Agreements. The amended timeframes are as follows:

          (a) The Contingency Period, as defined in Paragraph 4(a), shall now expire on May 5, 1997;


                                        1

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          (b)  The Approval Period, as defined in Paragraph 4(b), shall now expire on August 1, 1997;

          (c) The date for Seller's waiver or approval of the conditions set forth in Paragraph 5(a) shall now expire on May 15, 1997;

          (e) The Closing Date, as set forth in Paragraph 7, shall occur no later than August 29, 1997;

          (f) The date for Buyer to deliver objections to the REA as set forth in Paragraph 15, shall be extended until fifteen days after Buyer receives a draft of the REA from Seller; and

          (g) Buyer's right to terminate this Agreement if Seller fails to cure any title or survey objections as set forth in Paragraph 8 shall be extended beyond expiration of the Contingency Period as to any of the objections set forth in Buyer's March 3, 1997 letter to Seller (a copy of which is attached hereto) and shall continue until thirty (30) days after the date that Seller delivers written notice to Buyer indicating which title or survey objections Seller intends to cure. Seller's subsequent cure of any items which Seller has agreed to cure shall become a condition to closing for the sole benefit of Buyer.

     2.   MISCELLANEOUS.

          (a) The Agreement, as modified herein, shall remain in full force and effect and is hereby ratified by the parties hereto.

          (b) Capitalized terms not defined herein shall have the same meaning as set forth in the Agreement.

          (c) This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their permitted successor and assigns.

          (d) This Third Amendment shall be governed by and construed in accordance with the laws of the State of Colorado.

     In Witness Whereof, the parties have executed this Third Amendment to be effective as of the date first set forth above.

                                                  EAGLE HARDWARE & GARDEN, INC.
                                                  a Washington corporation


                                                  By:  /s/ Steven R. Crossley
                                                       ------------------------
                                                  Title:   Vice President
                                                         ----------------------


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                                             NORTHGLENN PARTNERS, L.P.

                                             By: HRBF NORTHGLENN NO. 3, L.P.
                                             a California limited partnership,
                                             General Partner

                                             By: Northglenn - LRP, Inc.,
                                             a California corporation
                                             General Partner

                                             By:  /s/ Mark L. Kurtz
                                                  -----------------------------
                                                  Mark L. Kurtz
                                             Its: Vice-President

STATE OF  Washington    )
          ------------  )
                        ) SS.
COUNTY OF   King        )
          ------------  )

     On this 10th day of April 1997, before me, the undersigned, a Notary Public in and for said State, personally appeared Steven Crossley, to me known to be the Vice President, of Eagle Hardware & Garden, Inc., a Washington corporation, the corporation that executed the foregoing instrument, and acknowledged to me that the said instrument is the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they are authorized to execute the said instrument.

     WITNESS my hand and official seal.

     My commission expires: 10-15-2000


                                             /s/ Diane G. Wellborn
                                             ------------------------------
[SEAL]                                       Notary Public



                                        3

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STATE OF   California        )
          -----------------  )
                             ) SS.
COUNTY OF   Los Angeles      )
          -----------------  )

     On this 7th day of April 1997, before me, the undersigned, a Notary Public in and for said State, personally appeared Mark L. Kurtz, to me known to be the Vice-President, of Northglenn Partners LP, a California limited partnership, the corporation that executed the foregoing instrument, and acknowledged to me that the said instrument is the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they are authorized to execute the said instrument.

     WITNESS my hand and official seal.

     My commission expires:
       April 25, 1997



                                                       /s/ Bambi L. White
                                                       -------------------------
[SEAL]                                                 Notary Public


                                        4


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                                  [LETTERHEAD]


                                                       March 3, 1997



NORTHGLENN PARTNERS, L.P.
10777 West Westheimer
Suite 800
Houston, TX 77042-3459

Attention: Mr. Mark Kurtz, Executive Vice-President

Re: Agreement for Purchase and Sale of Real Property dated September 5, 1996, as amended

Dear Mr. Kurtz:


Pursuant to Section 8 of the above-referenced Agreement, Eagle Hardware & Garden, Inc. hereby gives notice of its objections to certain exceptions, items and matters identified in the commitment for title insurance issued by Chicago Title of Colorado, Inc., dated effective September 13, 1996, and the survey prepared by Martin/Martin as certified on February 4, 1997, and received by us on February 11, 1997.

COMMITMENT

LEGAL DESCRIPTION ("EXHIBIT A") - This appears to cover the entire shopping mall and needs to be replaced by the metes and bounds description on the survey.

SCHEDULE B, F. THROUGH I. - A deed of trust foreclosure suit that has now resulted in Met Life becoming the fee title owner of the property we are purchasing from you. Obviously, title needs to be reestablished in you, or other arrangements made to our satisfaction, in order for you to be able to convey title to us as contemplated by our Agreement.

SCHEDULE B, J. - The Northglenn Urban Renewal Authority condemnation proceeding of the entire mall. You have conditioned your performance under the Agreement upon your ability to acquire title to the property in connection with this condemnation. We object to any aspect of this proceeding that would be detrimental to our interests.

EXCEPTIONS 1 - 6:   These should be deleted at closing.

EXCEPTION 9:        We object to any restrictions on the use of our property as contained in this document. We understand you are attempting to have this document superseded and replaced by a new REA for the entire mall. This is essential and the new REA must be satisfactory to us.

EXCEPTIONS 7, 8, 11, 12, 13, 14, 16, 33, 36, 37, 39, 40, 41, 42, 43 AND 44
(LEASES):      All of these leases need to be terminated if they cover our property. If they don't, they need to be deleted from the title insurance commitment. According to the survey, many of these leases do not encroach on our parcel.

Mark Kurtz
Objections to Exceptions
March 3, 1997
Page 2


EXCEPTIONS 18, 21, 22, 24, 25, 27, 28, 29, 30, 31 AND 34 (EASEMENTS): According
to the survey, none of these easements encroach on our parcel and therefore should be deleted from the title insurance commitment.

EXCEPTION 32:       This is the Sears/Mervyns party wall agreement and is
apparently to be superseded and replaced by the new REA for the mall. We object to this as an exception on the commitment and need to be satisfied with any new REA for the mall that would impact us.

EXCEPTION 35:       According to the survey, this PUD does not encroach on our parcel and thus should be deleted from the commitment.

EXCEPTION 38:       This is the NURA redevelopment plan. The end result must be that we have clear and marketable fee simple title to our property. Anything less is unacceptable.

SURVEY

No objections.

If you have any questions or comments regarding the above, please contact Mr. William N. Moloney, attorney for Eagle, directly at (206) 842-4044.

                                        EAGLE HARDWARE & GARDEN, INC.

                                        /s/ Peter W. Gallina
                                        Peter W. Gallina
                                        Store Development Project Coordinator


PWG:dw

Copy to:  Brownstein Hyatt Farber & Strickland
          410 17th Street, 22nd Floor
          Denver, CO 80202
          Attn: Bruce A. James

          William N. Moloney
          5711 N.E. Tolo Road
          Bainbridge Island, WA 98110


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[LOGO-LETTERHEAD]                  EXHIBIT "A"

                                             February 27, 1997


VIA FACSIMILE


Mr. Mark Kurtz
NORTHGLENN PARTNERS, L.P.
c/o SUMMIT COMMERCIAL
10777 West Westheimer, Suite 800
Houston, TX  77042-3459


Re: Contingency Period extension under the Agreement for Purchase and Sale of Real Property, dated September 6, 1996, between Northglenn Partners, L.P. ("Seller") and Eagle Hardware & Garden, Inc. ("Buyer")

     As amended on November 13, 1996 and amended again on December 17, 1996

Dear Mr. Kurtz:

This letter shall confirm that the expiration date of the Contingency Period as defined in paragraph 4(a) of the above referenced Agreement, as amended, is hereby extended to April 3, 1997. This extension date shall be incorporated into a forthcoming Third Amendment to the Agreement.

Please acknowledge your agreement to the Contingency Period extension by signing below and faxing a copy to me on Friday, February 28th at (206) 204-5158.

                                             Sincerely,

                                             /s/ Peter W. Gallina

HRBF NORTHGLENN No. 3, L.P.,                 Peter W. Gallina
 a California limited partnership            Store Development Project
                                             Coordinator
By:  Northglenn-LRP, Inc., a California
     corporation, its General Partner

     By:    /s/ Mark L. Kurtz
         ----------------------------
         Mark L. Kurtz


     Its:  Vice President
         ----------------------------



         PWG:jk

         Copy to:   Richard Sapkin, HC Properties (via fax: 303-571-4503)
                    Bruce James, Brownstein, Hyatt Farber & Strickland (via fax:
                    303-623-1956)
                    William N. Moloney (via fax: 206-842-5340)
                    David O. Larson, Mile High Properties
                    (via fax: 303-830-7576)